Exhibit 99.2

CoBiz Financial

IMPORTANT SHAREHOLDER MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 27, 2018.

Vote by Internet

- Go to **www.envisionreports.com/COBZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR all the following proposals

	For	Against	Abstain
1. Merger Proposal. The approval of the Agreement and Plan of Merger by and among CoBiz Financial Inc, BOK Financial Corporation and BOKF Merger Corporation Number Sixteen.	☐	☐	☐
2. Compensation Proposal. An advisory (nonbinding) shareholder approval of executive compensation that certain executive officers of CoBiz Financial Inc. may receive that is based on or otherwise relates to the merger.	☐	☐	☐
3. Adjournment Proposal. The approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy — CoBiz Financial Inc. +
1401 Lawrence Street, Suite 1200 Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, having duly received the Notice of Special Meeting and Proxy Statement dated August 17, 2018, hereby appoints Steven Bangert and Lyne Andrich proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Financial Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of CoBiz Financial Inc. to be held on September 27, 2018 at the Company’s Corporate office at 1401 Lawrence Street, Suite 1200, Denver, Colorado 80202, at 8:00 a.m., M.D.T., and any adjournment thereof.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted as recommended by the Board of Directors on all proposals.
PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C Non-Voting Items
Change of Address — Please print new address below.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.